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                               [LOGO] Verticalnet

For Immediate Release

          David Kaplan
          Verticalnet, Inc.
          Ph:  610-695-2310, davidkaplan@verticalnet.com

     Verticalnet Reports Financial Results For the Fourth Quarter and Fiscal Year 2002

     Cost Structure Improvements and Customer Projects Result in Improved Financial Outlook

Malvern, PA, March 4, 2003 - Verticalnet, Inc. (NASDAQ:VERT), a leading provider of Collaborative Supply Chain Solutions, today announced results for its fourth fiscal quarter and fiscal year ended December 31, 2002.

Revenues for the quarter ended December 31, 2002 were $22.9 million, compared to revenues of $7.5 million for the quarter ended December 31, 2001. As reported in the Form 10-Q for the quarter ended September 30, 2002, Verticalnet and Converge, Inc. agreed to amend their subscription license agreement effective October 1, 2002. The amendment terminated the obligation of Verticalnet to provide future products to Converge. As a result, previously deferred revenue of $19.6 million was recognized during the fourth quarter of 2002. As all amounts due under the subscription license agreement had been previously collected, the deferred revenue recognized did not represent additional cash inflows to the company in the fourth quarter. Revenues excluding those related to the Converge subscription agreement termination were $3.3 million.

Income from continuing operations for the quarter ended December 31, 2002 was $17.4 million, or $1.30 per diluted share compared to a loss of $119.6 million, or $12.26 per diluted share for the quarter ended December 31, 2001. Excluding revenues related to the termination of the Converge subscription agreement, loss from continuing operations for the quarter ended December 31, 2002 was $2.3 million, or $0.17 per diluted share.

Revenues for the year ended December 31, 2002 were $43.7 million, compared to revenues of $36.1 million for the year ended December 31, 2001. Excluding revenues related to the termination of the Converge subscription agreement, revenues for the year ended December 31, 2002 were $24.1 million.

Loss from continuing operations for the year ended December 31, 2002 was $30.9 million, or $2.56 per diluted share, compared to a loss of $670.2 million or $69.92 per diluted share for the year ended December 31, 2001. Excluding revenues related to the termination of the Converge subscription agreement, loss from continuing operations for the year ended December 31, 2002 was $50.5 million, or $4.18 per diluted share.

Net income attributable to common shareholders for the year ended December 31, 2002 was $74.7 million, or a loss of $1.87 per diluted share (loss per diluted share excludes the preferred stock dividends and the impact from the redemption of the preferred stock), compared to a loss of $768.3 million, or $79.27 per diluted share, for the year ended December 31, 2001. The difference between income from continuing operations and net income attributable to common shareholders is due to income or losses from discontinued operations and the negative dividend on the repurchase of

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preferred stock, net of preferred stock dividends paid. As reported on Form 8-K on July 15, 2002, the company repurchased all of its outstanding preferred stock for $5.0 million during 2002. The difference between the carrying amount and the amount paid is recorded as a negative dividend in the accompanying consolidated statement of operations.

As of December 31, 2002, Verticalnet had cash, cash equivalents, and marketable securities of $9.0 million, compared to $11.8 million as of September 30, 2002.

Renewed Commitment to Software Business

Verticalnet also announced a renewed commitment by management and the Board of Directors to the continued development, sales, and support of leading software solutions. In November 2002, Verticalnet announced its intention to pursue strategic alternatives, including a possible sale of the company. As a result of restructuring efforts and an increase in new revenue generating projects with existing customers, management believes that the optimal path for delivering value to shareholders is through continued operation of the company. While other strategic alternatives, including the sale of the company, will continue to be considered, Verticalnet confirmed that the primary actions of management are focused on building a profitable software business.

"When I assumed the CEO role in November, Verticalnet's stated objective was to sell the company," said Nathanael V. Lentz, president and CEO of Verticalnet. "Since November, the management team has focused on developing our existing customer relationships, retaining our key people, and diligently attacking our non-headcount related cost structure. As a result of these efforts, we have initiated over $3.0 million in new services projects with existing customers and have taken steps to reduce our ongoing operating expenses resulting in $5.7 million in annualized savings to date," Lentz continued. "As a result of these significant developments, we have improved our ability to continue as a standalone entity, and our management team is increasingly focused on customer service and new customer acquisition while maintaining tight cost controls. While we have exceeded our expectations in recent months, Verticalnet still faces a challenging market environment for enterprise software. We expect continued improvement in our utilization of cash, and will continue to report on our progress in growing the software business."

Customer Projects

Verticalnet initiated five new projects with existing customers to both expand their use of Verticalnet software as well as to build out additional capabilities. Since the beginning of the fourth quarter, Verticalnet has initiated new projects with a value of over $3.0 million. Verticalnet expanded engagements with its industry leading customers including IKEA, Premier, Inc., MasterBrand Cabinets (an operating unit of Fortune Brands), and Valvoline. Additionally, four Verticalnet customers had successful "go-lives" over the period. "Since November 2002, the management team has focused intensively on first stabilizing, and then strengthening, relationships with our existing customers", said Lentz. "The fact that industry leaders such as IKEA, Valvoline, Premier, and MasterBrand Cabinets are expanding their use of our software despite the current business climate is a testament to the value we are delivering and to the quality of our software and professional services personnel. We are committed to delivering significant, sustained value to our customers, and our customers continue to reward us for demonstrating this commitment."

Restructuring Efforts Deliver Results

Efforts to reduce Verticalnet's cost structure over the past five months have resulted in significant reductions in lease obligations and operating expenses for the company. In January 2003, Verticalnet amended its lease with its primary landlord netting annual savings of $2.7 million in lease payments and a reduction in off-balance sheet obligations of $16.4 million for a one-time payment of approximately $1.5 million. Additional restructuring efforts yielded an incremental $3.0 million in projected annual cost savings. "During the fourth quarter of 2002 and first two months of 2003, we continued our focus on Verticalnet's cost structure," said Gene S. Godick, Verticalnet CFO. "While acknowledging our financial challenges, we believe that our successful restructuring activities

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combined with recent customer projects have improved our financial outlook, and have provided us with additional resources to continue our turn-around efforts."

About Verticalnet

Verticalnet (NASDAQ: VERT) is a leading provider of Collaborative Supply Chain Solutions that enable companies and their trading partners to communicate, collaborate and conduct commerce more effectively. With a comprehensive set of Collaborative Supply Chain applications including Spend Analysis, Strategic Sourcing, Collaborative Planning and Multi-tier Order Management, Verticalnet offers an extensive integrated supply chain solution. Verticalnet's solutions enable companies to achieve significant cost savings by reducing product costs and inventory levels, and to enhance top-line revenue growth through faster response to customer requirements. For more information about Verticalnet, please visit www.verticalnet.com.

Cautionary Statement Regarding Forward-Looking Information

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about Verticalnet's expected fourth quarter financial results as well as statements that are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates," or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to, the availability of and terms of equity and debt financing to fund our business, our reliance on the development of our enterprise software business, competition in our target markets, our ability to maintain our listing on the NASDAQ Stock Market, economic conditions in general and in our specific target markets, our ability to use and protect our intellectual property, and our ability to attract and retain qualified personnel, as well as those factors set forth in Verticalnet's Annual Report on Form 10-K for the year ended December 31, 2001, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002, which have been filed with the SEC. Verticalnet is making these statements as of March 4, 2003 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

                                      ###

       Verticalnet is a registered trademark or a trademark in the United
                  States and other countries of Vert Tech LLC.

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                                Verticalnet, Inc.
                      Consolidated Statements of Operations
                    (In thousands, except per share amounts)

                                                     Three months ended December 31,                     Year ended December 31,
                                                    ---------------------------------               -------------------------------
                                                        2002               2001 (1)                     2002             2001 (1)
                                                    ------------         ------------               ------------       ------------
Revenue:
  Software license(2)                               $     20,715         $      6,449               $     36,043       $     25,732
  Services and maintenance                                 2,178                1,072                      7,681             10,387
                                                    ------------         ------------               ------------       ------------
Total revenue                                             22,893                7,521                     43,724             36,119
                                                    ------------         ------------               ------------       ------------

Cost of revenue:
  Cost of software (3)                                        48                  597                        928              4,151
  Cost of services and maintenance                         1,394                1,964                      5,602             21,618
                                                    ------------         ------------               ------------       ------------
Total cost of revenue                                      1,442                2,561                      6,530             25,769

Research and development                                   1,074                2,823                      8,975             23,757
Sales and marketing                                          623                1,837                      5,305             18,146
General and administrative                                 1,523                3,566                      9,039             24,425
Restructuring and impairment charges (4)                  (1,533)              88,800                     29,144            268,626
Amortization and other intangible expense (5)                 --               12,587                      2,112            108,862
                                                    ------------         ------------               ------------       ------------
                                                           3,129              112,174                     61,105            469,585
                                                    ------------         ------------               ------------       ------------
Operating income (loss)                                   19,764             (104,653)                   (17,381)          (433,466)

Net interest and other expense (6)                        (2,406)             (14,954)                   (13,478)          (236,731)
                                                    ------------         ------------               ------------       ------------

Income (loss) from continuing operations                  17,358             (119,607)                   (30,859)          (670,197)

Discontinued operations (7):
  Income from operations                                      --               (7,096)                     8,508            (86,751)
  Loss on disposal                                            --                   --                       (165)            (3,903)
                                                    ------------         ------------               ------------       ------------

Net loss                                                  17,358             (126,703)                   (22,516)          (760,851)

Preferred stock dividends                                     --               (1,892)                    (3,861)            (7,420)
Repurchase of preferred stock (8)                             --                   --                    101,041                 --
                                                    ------------         ------------               ------------       ------------

Income (loss) attributable to common shareholders   $     17,358         $   (128,595)              $     74,664       $   (768,271)
                                                    ============         ============               ============       ============

Basic income (loss) per common share: (9)
  Income (loss) from continuing operations          $       1.30         $     (12.26)              $       5.52       $     (69.92)
  Income (loss) from discontinued operations                  --                (0.72)                      0.71              (8.95)
  Loss on disposal of discontinued operations                 --                   --                      (0.01)             (0.40)
                                                    ------------         ------------               ------------       ------------
  Income (loss) per common share                    $       1.30         $     (12.98)              $       6.22       $     (79.27)
                                                    ============         ============               =============      ============

Diluted income (loss) per common share: (9) (10)
  Income (loss) from continuing operations          $       1.30         $     (12.26)              $      (2.56)      $     (69.92)
  Income (loss) from discontinued operations                  --                (0.72)                      0.70              (8.95)
  Loss on disposal of discontinued operations                 --                   --                      (0.01)             (0.40)
                                                    ------------         ------------               ------------       ------------
  Income (loss) per common share                    $       1.30         $     (12.98)              $      (1.87)      $     (79.27)
                                                    ============         ============               ============       ============
Weighted average common shares outstanding: (9)
  Basic                                                   13,381               9,906                      12,004              9,692
  Diluted                                                 13,381               9,906                      12,068              9,692

(1) Prior period amounts have been reclassified to conform to the current year presentation. This presentation reflects the company's transformation to an enterprise software business following the December 28, 2001 acquisition of Atlas Commerce, Inc. (Atlas Commerce) and the disposition of the SMB business unit.

(2) As reported in the Form 10-Q for the quarter ended September 30, 2002, Verticalnet and Converge, Inc. (Converge) agreed to amend their subscription license agreement effective October 1, 2002. The amendment terminated the obligation of Verticalnet to provide future products to Converge. As a result, previously deferred revenue of $19.6 million was recognized during the fourth quarter of 2002. As all amounts due under the subscription license agreement had been previously collected, the deferred revenue recognized did not represent additional cash inflows to the company in the fourth quarter. Revenues excluding those related to the Converge subscription agreement termination were $3.3 million and $24.1 million for the three months and year ended December 31, 2002, respectively.

(3) Cost of software includes cost of license, which is primarily comprised of royalty expenses and cost of acquired technology. The cost of acquired technology represents the non-cash amortization of acquired technology which is being used in the current suite of products.

(4) For the year ended December 31, 2002, amounts include a $27.5 million goodwill impairment charge. Of this amount, $21.5 million related to the December 28, 2001 acquisition of Atlas Commerce and approximately $6.0 million related to the company's acquisition of Isadra, Inc. (Isadra) in August 1999. The remainder of the 2002 amounts relates to adjustments of 2001 restructuring charges.

(5) As of January 1, 2002, the company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, which requires the discontinuation of amortization for goodwill and acquired intangible assets with indefinite estimated useful lives. The adoption of this pronouncement is on a prospective basis and prior year amounts have not been restated. Goodwill amortization for the three months and year ended December 31, 2001 was $11.5 million and $105.1 million, respectively.

(6) During the three month period ended December 31, 2002, the company recorded impairment charges of $0.2 million on certain investments, most of which related to its investment in Converge. On September 30, 2002, the company entered into an agreement with an investor of Converge to sell its equity and note receivable interests for cash consideration of $1.85 million. For the year ended December 31, 2002, the amount includes the gain on settlement of the put obligation with British Telecommunication, plc and the inducement charge associated with the repurchase of the company's Convertible Debentures. For the year ended December 31, 2002, the company recorded similar impairment charges for other than temporary declines in the fair value of cost method investments. In the fourth quarter of 2001, net interest and other expense includes a $11.8 million write-down related to the company's investment in Converge. For the year ended December 31, 2001, we recorded an aggregate impairment charge of $207.2 million related to our Converge investment, as well as additional impairment charges for an other than temporary decline in the fair value of our other cost method investments.

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                               Verticalnet, Inc.
                      Consolidated Statements of Operations
                    (In thousands, except per share amounts)

(7) Discontinued operations for 2002 relate to the SMB business unit. The prior year periods relate to operating losses of the SMB business unit and the Verticalnet Exchanges business unit, and the loss on disposal of Verticalnet Exchanges.

(8) The company repurchased all of its outstanding preferred stock for $5.0 million in cash during the second quarter of 2002. The difference between the carrying amount and the amount paid is recorded as additional paid in capital and included in income attributable to common shareholders.

(9) All per share and share amounts reflect a 1:10 reverse stock split which was effective July 15, 2002.

(10) Diluted income (loss) per common share for the year ended December 31, 2002 excludes the preferred stock dividends and the impact from the redemption of the preferred stock.

The basic and diluted income (loss) per common share reported by the company for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002 were incorrect. The correct basic and diluted income (loss) per common share for the respective periods are as follows:

                                                              Three months ended
FOR PERIOD ENDED MARCH 31, 2002: (9)                              March 31,
                                                                    2002
                                                              ------------------
Basic and diluted income (loss) per common share:
  Loss from continuing operations                             $            (0.69)
  Income from discontinued operations                                       0.67
                                                              ------------------
  Loss per common share                                       $            (0.02)
                                                              ==================
Weighted average common shares outstanding (in thousands):
  Basic                                                                   11,073
  Diluted                                                                 11,073

                                                              Three months ended               Six months ended
FOR PERIOD ENDED JUNE 30, 2002:                                     June 30,                        June 30,
                                                                     2002                             2002
                                                              ------------------               ----------------
Basic income (loss)per common share:
  Income from continuing operations                           $             7.91               $           7.30
  Income from discontinued operations                                       0.09                           0.76
  Loss on disposal of discontinued operations                              (0.02)                         (0.02)
                                                              ------------------               ----------------
  Income per common share                                     $             7.98               $           8.04
                                                              ==================               ================
Diluted income (loss) per common share:
  Loss from continuing operations                             $            (0.86)              $          (1.38)
  Income from discontinued operations                                       0.09                           0.75
  Loss on disposal of discontinued operations                              (0.02)                         (0.01)
                                                              ------------------               ----------------
  Loss per common share                                       $            (0.79)              $          (0.64)
                                                              ==================               ================
Weighted average common shares outstanding (in thousands):
  Basic                                                                   11,286                         11,180
  Diluted                                                                 11,413                         11,310

                                                              Three months ended               Nine months ended
FOR PERIOD ENDED SEPTEMBER 30, 2002:                             September 30,                    September 30,
                                                                     2002                             2002
                                                              ------------------               -----------------
Basic income (loss) per common share:
  Income (loss) from continuing operations                    $            (2.66)               $           4.24
  Income from discontinued operations                                         --                            0.74
  Loss on disposal of discontinued operations                                 --                           (0.01)
                                                              ------------------                ----------------
  Income (loss) per common share                              $            (2.66)               $           4.97
                                                              ==================                ================
Diluted income (loss) per common share:
  Loss from continuing operations                             $            (2.66)               $          (4.15)
  Income from discontinued operations                                         --                            0.73
  Loss on disposal of discontinued operations                                 --                           (0.01)
                                                              ------------------                ----------------
  Loss per common share                                       $            (2.66)               $          (3.43)
                                                              ==================                ================
Weighted average common shares outstanding (in thousands):
  Basic                                                                   12,247                          11,539
  Diluted                                                                 12,247                          11,626

The company intends to file corrections for each of the applicable periods within the report on Form 10-K for the year ended ended December 31, 2002.